Exhibit 99

6363 Main Street/Williamsville, NY 14221

James C. Welch
Investor Relations
716-857-6987

Release Date: Immediate February 4, 2010
Ronald J. Tanski
Treasurer
716-857-6981
NATIONAL FUEL REPORTS FIRST QUARTER RESULTS
Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the first quarter of its 2010 fiscal year (the quarter ended December 31, 2009) of $64.5 million or $0.78 per share.
HIGHLIGHTS
•	Quarterly operating results, before items impacting comparability (“Operating Results”), were $64.5 million, compared to $64.3 million for the prior year’s first quarter.

•	Compared to the prior year’s first quarter, production of crude oil and natural gas increased nearly 2.0 billion cubic feet equivalent (“Bcfe”), or 20.5%, to 11.5 Bcfe. Marcellus production began to flow consistently during the quarter and made up 0.4 Bcfe of the increase in production. The Company’s production forecast for the entire 2010 fiscal year has been increased to a range between 44 and 51 Bcfe. This compares to production of 42.5 Bcfe in fiscal 2009. The previously announced range was between 42 and 50 Bcfe.

•	The Company placed into service the first phase of its Covington Gathering System to gather Marcellus production in Tioga County. The second phase will extend the system south to State Forest Tract 595 and is expected to be in service in June 2010. Both phases together are expected to cost $15 million to $18 million.

•	Seneca-operated Marcellus Shale production was initiated through the Covington Gathering System in late November. The average daily gross production from two Seneca-operated Marcellus wells was 8.5 MMCFD in December. A third Seneca-operated well began producing into the Covington System in January.

•	The Company has entered into contracts with customers and has initiated the regulatory approval process or started construction with respect to three interstate pipeline projects to transport Marcellus production. The three projects (Tioga County Extension Project, Line N Expansion Project and Lamont Project) have preliminary cost estimates totaling $74 million, and have planned in-service dates between June 2010 and November 2011.

•	The Company is updating its GAAP earnings guidance range for fiscal 2010 to a range of $2.40 to $2.70 per share. The previous earnings guidance had been a range between $2.30 to $2.65 per share. This guidance assumes flat NYMEX equivalent pricing of $5.00 per MMBtu for natural gas and $75.00 per Bbl for crude oil for unhedged production for the remainder of the fiscal year.
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•	A conference call is scheduled for Friday, February 5, 2010, at 11:00 am Eastern Standard Time.
MANAGEMENT COMMENTS
     David F. Smith, President and Chief Executive Officer of National Fuel Gas Company stated: “Financial results for the first quarter of fiscal year 2010 were in line with our expectations, as the diversity of our business segments allowed National Fuel to post consistent and steady results in spite of the lower natural gas price environment.
     “Operationally, we had another outstanding quarter. In the Exploration and Production segment, we achieved first production from our Seneca-operated Marcellus Shale program, and realized significant increases in production from our conventional Upper Devonian drilling program. As a result, our natural gas production in the East grew by 50% over the prior year. To further expand our foothold in the Marcellus Shale, Seneca Resources was the successful bidder on two tracts of acreage offered by the Pennsylvania Department of Conservation and Natural Resources in their January 2010 lease sale. This addition of approximately 18,000 acres, that is geographically similar to our existing acreage in the area, will help Seneca continue its developmental drilling program in this region, as we identify additional focus areas for drilling on our legacy acreage.”
     “In the Pipeline and Storage segment, we continue to make progress on important pipeline projects that will help alleviate infrastructure constraints in this region. Overall, we’re very pleased with our achievements and look forward to building on our successes in the quarters to come.”
SUMMARY OF RESULTS
     National Fuel had consolidated earnings for the quarter ended December 31, 2009 of $64.5 million, or $0.78 per share, compared to the prior year’s first quarter loss of $42.7 million or $0.53 per share. (Note: all references to earnings per share are to diluted earnings per share, all amounts are stated in U.S. dollars, and all amounts used in the discussion of earnings and operating results before items impacting comparability (“Operating Results”) are after tax unless otherwise noted).
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	Three Months
	Ended December 31,
	2009	2008
(in thousands except per share amounts)
Reported GAAP earnings	$64,499	$(42,678)
Items impacting comparability[1]:

Impairment of oil and gas producing properties		108,207
Impairment of investment in partnership		1,085
Gain on life insurance policies		(2,312)

Operating Results	$64,499	$64,302

Reported GAAP earnings per share	$0.78	$(0.53)
Items impacting comparability[1]:

Impairment of oil and gas producing properties		1.35
Impairment of investment in partnership		0.01
Gain on life insurance policies		(0.03)

Operating Results	$0.78	$0.80

[1]	See discussion of these items below.
     As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results when comparing the first quarters of fiscal 2010 and fiscal 2009. Excluding these items, Operating Results for the current first quarter of $64.5 million increased $0.2 million from the prior year’s first quarter. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.
DISCUSSION OF RESULTS BY SEGMENT
     The following discussion of the earnings of each segment is summarized in a tabular form at pages 8 and 9 of this report. It may be helpful to refer to those tables while reviewing this discussion.
Exploration and Production Segment
     The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and purchases natural gas and oil reserves in California, in the Appalachian region and in the Gulf of Mexico.
     The Exploration and Production segment’s earnings in the first quarter of fiscal 2010 of $29.8 million, or $0.36 per share, is an increase of $113.3 million, or $1.40 per share, when compared with the prior year’s first quarter loss of $83.6 million or $1.04 per share. The increase in earnings was mainly due to a non-cash charge of $108.2 million in the first quarter of fiscal 2009 to write down the value of Seneca’s oil and natural gas producing properties.
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     Seneca uses the full cost method of accounting for determining the book value of its oil and natural gas properties. This accounting method requires that Seneca perform a quarterly “ceiling test” to compare the present value of future revenues from its oil and natural gas reserves based on period end spot prices (the “ceiling”) with the book value of its oil and gas properties at the balance sheet date. If the book value of the oil and gas properties exceeds the ceiling, a non-cash charge must be recorded in order to reduce the book value of the oil and gas properties to the calculated ceiling. The impairment at December 31, 2008 was mainly driven by a significant decrease in commodity prices. At December 31, 2009, the ceiling exceeded the book value of Seneca’s oil and gas properties by approximately $417 million.
     Excluding the impact of the ceiling test charge in the prior year’s first quarter, Operating Results for the current year’s first quarter of $29.8 million, or $0.36 per share increased $5.1 million or $0.05 per share, from the first quarter of the prior year.
     Crude oil and natural gas production for the current quarter of 11.5 Bcfe increased nearly 2 Bcfe, or by more than 20 percent compared to the prior year’s first quarter. Production increased 48 percent in Appalachia due to higher production from upper Devonian wells and Marcellus production that came online this quarter. In the Gulf of Mexico, production increased by 42 percent. Production that was shut-in due to hurricanes during last year’s first quarter was back online in the current quarter.
     In addition to the higher production, higher crude oil prices realized after hedging contributed to the increase in Operating Results. Lower natural gas prices realized after hedging reduced earnings. For the quarter ended December 31, 2009, the weighted average oil price received by Seneca (after hedging) was $74.53 per barrel (“Bbl”), an increase of $10.19 per Bbl, from the prior year’s first quarter. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended December 31, 2009, was $6.30 per thousand cubic feet (“Mcf”), a decrease of $2.60 per Mcf compared to the prior year’s first quarter.
     Aside from the change in production and pricing, several other items impacted earnings including lower lease operating expenses (mostly due to lower production taxes and property taxes), higher depletion expense (due mainly to the increase in production), and higher general and administrative expenses (due to higher labor expenses including additional staffing and associated costs in the East division).
Pipeline and Storage Segment
     The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). These companies provide natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.
     The Pipeline and Storage segment’s earnings of $10.4 million, or $0.13 per share, for the quarter ended December 31, 2009, decreased $6.8 million, or $0.08 per share, when compared with the same period in the prior fiscal year. The decrease was primarily due to lower efficiency gas revenues, mainly the result of lower commodity prices and lower transported volumes during the quarter. Higher transportation revenues from the Empire Connector, which was placed in
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service in mid December 2008, partially offset this decrease. Higher depreciation expense, property taxes and operating expenses associated with the Empire Connector, higher interest expense and a lower allowance for funds used during construction (“AFUDC”) in the first quarter of the current fiscal year also contributed to the decrease in earnings compared to the prior year’s first quarter.
Utility Segment
     The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania. The Utility segment’s earnings of $23.0 million, for the quarter ended December 31, 2009, increased $0.9 million, compared to the prior year’s first quarter.
     In the New York division, earnings increased $0.5 million. The increase was due to lower operating expenses and certain regulatory true-up adjustments, partially offset by higher interest expense this quarter.
     Earnings increased $0.4 million in the Pennsylvania division. Lower operating expenses and a lower effective tax rate more than offset the impact of lower customer usage per account and higher interest expense.
Energy Marketing
     National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.
     The Energy Marketing segment’s earnings for the quarter ended December 31, 2009 of $1.1 million increased $0.5 million from the first quarter last year. This increase is mainly due to higher margins.
Corporate and All Other
     The Corporate and All Other category includes the following active, wholly owned subsidiaries of the Company: Highland Forest Resources, Inc., a corporation that markets high quality hardwoods from New York and Pennsylvania land holdings; Horizon LFG, Inc., a corporation engaged, through subsidiaries, in the purchase, processing, transportation and sale of landfill gas; and Horizon Power, Inc., a corporation that develops and owns independent electric generation facilities that are fueled by natural gas or landfill gas.
     Earnings of $0.3 million in the Corporate and All Other category for the first quarter of fiscal 2010 decreased $0.8 million when compared to the prior year’s first quarter. The comparability of the quarterly results is impacted by a $2.3 million gain recognized on corporate-owned executive life insurance policies and a $1.1 million impairment in the value of Horizon Power’s 50 percent investment in Energy Systems North East, LLC, in the prior year’s first quarter. Excluding these items, Operating Results increased $0.5 million. Margins from the timber operations increased due to lower costs of purchased logs and harvesting a greater amount of low
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or no basis timber from Company-owned property this quarter. These increased margins and higher interest income more than offset the impact of higher interest expense and a higher effective tax rate.
EARNINGS GUIDANCE
     The Company is updating its earnings guidance for fiscal 2010 to reflect actual first quarter results as well as an anticipated increase in production volumes of natural gas. The revised GAAP earnings range is $2.40 to $2.70 per share. This includes forecast oil and gas production for fiscal 2010 for the Exploration and Production segment in the range between 44 and 51 Bcfe, hedges currently in place, and NYMEX equivalent flat commodity pricing on non-hedged volumes exclusive of basis differential of $5.00 per MMBtu for natural gas and $75.00 per Bbl for crude oil.
EARNINGS TELECONFERENCE
     The Company will host a conference call on Friday, February 5, 2010, at 11 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s Web site at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-866-783-2138, and using the passcode “57873090.” For those unable to listen to the live conference call, a replay will be available at approximately 2 p.m. (Eastern Time) at the same Web site link and by phone at (toll free) 1-888-286-8010 using passcode “42539167.” Both the webcast and telephonic replay will be available until the close of business on Friday, February 12, 2010.
     National Fuel is an integrated energy company with $4.8 billion in assets comprised of the following four operating segments: Exploration and Production, Pipeline and Storage, Utility, and Energy Marketing. Additional information about National Fuel is available on its Internet Web site: www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	James C. Welch (716) 857-6987
Media Contact:	Donna L. DeCarolis (716) 857-7872

Certain statements contained herein, including those regarding estimated future earnings, and statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: financial and economic conditions, including the availability of credit, and their effect on the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments; occurrences affecting the Company’s ability to obtain financing under credit lines or other credit facilities or through the issuance of commercial paper, other short-term notes or debt or equity securities, including
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any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from terrorist activities, acts of war, major accidents, fires, hurricanes, other severe weather, pest infestation or other natural disasters; changes in demographic patterns and weather conditions; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments or the valuation of the Company’s natural gas and oil reserves; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; uncertainty of oil and gas reserve estimates; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, and the need to obtain governmental approvals and permits and comply with environmental laws and regulations; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between oil having different quality and/or different geographic locations, or changes in the price differentials between natural gas having different heating values and/or different geographic locations; changes in laws and regulations to which the Company is subject, including those involving taxes, safety, employment, climate change, other environmental matters, and exploration and production activities such as hydraulic fracturing; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; significant differences between the Company’s projected and actual capital expenditures and operating expenses, and unanticipated project delays or changes in project costs or plans; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; changes in actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED DECEMBER 31, 2009

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other	Consolidated
First quarter 2009 GAAP earnings	$(83,557)	$17,176	$22,088	$599	$1,016	$(42,678)
Items impacting comparability:
Gain on life insurance policies					(2,312)	(2,312)
Impairment of investment in partnership					1,085	1,085
Impairment of oil and gas properties	108,207					108,207

First quarter 2009 operating results	24,650	17,176	22,088	599	(211)	64,302

Drivers of operating results
Higher (lower) crude oil prices	5,572					5,572
Higher (lower) natural gas prices	(10,950)					(10,950)
Higher (lower) natural gas production	10,804					10,804
Higher (lower) crude oil production	683					683
Lower (higher) lease operating expenses	632					632
Lower (higher) depreciation / depletion	(499)	(641)				(1,140)

Higher (lower) transportation revenues		1,641				1,641
Higher (lower) efficiency gas revenues		(2,276)				(2,276)
Lower (higher) operating expenses	(609)	(575)	2,222			1,038
Lower (higher) property, franchise and other taxes		(566)				(566)

Higher (lower) usage			(941)			(941)
Regulatory true-up adjustments			818			818
Warmer weather in Pennsylvania			(248)			(248)

Higher (lower) margins				375	1,885	2,260

Lower AFUDC *		(2,688)				(2,688)
Higher (lower) interest income	(803)				961	158
(Higher) lower interest expense	615	(1,904)	(1,728)		(1,415)	(4,432)

Lower (higher) income tax expense / effective tax rate	(464)		1,264		(1,151)	(351)

All other / rounding	148	187	(462)	118	192	183

First quarter 2010 GAAP earnings	$29,779	$10,354	$23,013	$1,092	$261	$64,499

*	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED DECEMBER 31, 2009

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other	Consolidated

First quarter 2009 GAAP earnings	$(1.04)	$0.21	$0.28	$0.01	$0.01	$(0.53)
Items impacting comparability:
Gain on life insurance policies					(0.03)	(0.03)
Impairment of investment in partnership					0.01	0.01
Impairment of oil and gas properties	1.35					1.35

First quarter 2009 operating results	0.31	0.21	0.28	0.01	(0.01)	0.80

Drivers of operating results
Higher (lower) crude oil prices	0.07					0.07
Higher (lower) natural gas prices	(0.13)					(0.13)
Higher (lower) natural gas production	0.13					0.13
Higher (lower) crude oil production	0.01					0.01
Lower (higher) lease operating expenses	0.01					0.01
Lower (higher) depreciation / depletion	(0.01)	(0.01)				(0.02)

Higher (lower) transportation revenues		0.02				0.02
Higher (lower) efficiency gas revenues		(0.03)				(0.03)
Lower (higher) operating expenses	(0.01)	(0.01)	0.03			0.01
Lower (higher) property, franchise and other taxes		(0.01)				(0.01)

Higher (lower) usage			(0.01)			(0.01)
Regulatory true-up adjustments			0.01			0.01
Warmer weather in Pennsylvania			—			—

Higher (lower) margins				—	0.02	0.02

Lower AFUDC *		(0.03)				(0.03)
Higher (lower) interest income	(0.01)				0.01	—
(Higher) lower interest expense	0.01	(0.02)	(0.02)		(0.02)	(0.05)

Lower (higher) income tax expense / effective tax rate	(0.01)		0.01		(0.01)	(0.01)

All other / rounding	(0.01)	0.01	(0.02)	—	0.01	(0.01)

First quarter 2010 GAAP earnings	$0.36	$0.13	$0.28	$0.01	$—	$0.78

*	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
(Thousands of Dollars, except per share amounts)

	Three Months Ended
	December 31,
	(Unaudited)
SUMMARY OF OPERATIONS	2009	2008
Operating Revenues	$457,011	$607,163

Operating Expenses:
Purchased Gas	172,787	328,733
Operation and Maintenance	94,497	100,887
Property, Franchise and Other Taxes	18,659	18,762
Depreciation, Depletion and Amortization	44,955	42,342
Impairment of Oil and Gas Producing Properties	—	182,811

	330,898	673,535

Operating Income (Loss)	126,113	(66,372)

Other Income (Expense):
Income from Unconsolidated Subsidiaries	401	1,118
Impairment of Investment in Partnership	—	(1,804)
Interest Income	1,154	1,892
Other Income	356	4,880
Interest Expense on Long-Term Debt	(22,063)	(18,056)
Other Interest Expense	(1,384)	375

Income (Loss) Before Income Taxes	104,577	(77,967)

Income Tax Expense (Benefit)	40,078	(35,289)

Net Income (Loss) Available for Common Stock	$64,499	$(42,678)

Earnings (Loss) Per Common Share:
Basic	$0.80	$(0.54)

Diluted	$0.78	$(0.53)

Weighted Average Common Shares:
Used in Basic Calculation	80,612,303	79,289,005

Used in Diluted Calculation	82,172,649	80,167,893

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
(Thousands of Dollars)	2009	2009

ASSETS
Property, Plant and Equipment	$5,245,050	$5,183,527
Less — Accumulated Depreciation, Depletion and Amortization	2,078,625	2,051,482

Net Property, Plant and Equipment	3,166,425	3,132,045

Current Assets:
Cash and Temporary Cash Investments	404,401	408,053
Cash Held in Escrow	2,000	2,000
Hedging Collateral Deposits	1,092	848
Receivables — Net	176,202	144,466
Unbilled Utility Revenue	55,012	18,884
Gas Stored Underground	49,042	55,862
Materials and Supplies — at average cost	28,501	24,520
Other Current Assets	64,052	68,474
Deferred Income Taxes	48,621	53,863

Total Current Assets	828,923	776,970

Other Assets:
Recoverable Future Taxes	138,435	138,435
Unamortized Debt Expense	14,249	14,815
Other Regulatory Assets	522,669	530,913
Deferred Charges	3,507	2,737
Other Investments	77,692	78,503
Investments in Unconsolidated Subsidiaries	14,728	16,257
Goodwill	5,476	5,476
Intangible Assets	21,087	21,536
Fair Value of Derivative Financial Instruments	19,791	44,817
Other	4,719	6,625

Total Other Assets	822,353	860,114

Total Assets	$4,817,701	$4,769,129

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized — 200,000,000 Shares; Issued and Outstanding — 80,981,933 Shares and 80,499,915 Shares, Respectively	$80,982	$80,500
Paid in Capital	620,601	602,839
Earnings Reinvested in the Business	985,663	948,293

Total Common Shareholders’ Equity Before Items of Other Comprehensive Loss	1,687,246	1,631,632
Accumulated Other Comprehensive Loss	(52,702)	(42,396)

Total Comprehensive Shareholders’ Equity	1,634,544	1,589,236
Long-Term Debt, Net of Current Portion	1,049,000	1,249,000

Total Capitalization	2,683,544	2,838,236

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	200,000	—
Accounts Payable	108,404	90,723
Amounts Payable to Customers	94,468	105,778
Dividends Payable	27,129	26,967
Interest Payable on Long-Term Debt	17,203	32,031
Customer Advances	30,653	24,555
Customer Security Deposits	19,565	17,430
Other Accruals and Current Liabilities	19,451	18,875
Fair Value of Derivative Financial Instruments	—	2,148

Total Current and Accrued Liabilities	516,873	318,507

Deferred Credits:
Deferred Income Taxes	670,989	663,876
Taxes Refundable to Customers	67,050	67,046
Unamortized Investment Tax Credit	3,814	3,989
Cost of Removal Regulatory Liability	120,797	105,546
Other Regulatory Liabilities	116,035	120,229
Pension and Other Post-Retirement Liabilities	401,737	415,888
Asset Retirement Obligations	91,538	91,373
Other Deferred Credits	145,324	144,439

Total Deferred Credits	1,617,284	1,612,386

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$4,817,701	$4,769,129

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	December 31,
(Thousands of Dollars)	2009	2008

Operating Activities:
Net Income (Loss) Available for Common Stock	$64,499	($42,678)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Impairment of Oil and Gas Producing Properties	—	182,811
Depreciation, Depletion and Amortization	44,955	42,342
Deferred Income Taxes	21,092	(69,626)
Income from Unconsolidated Subsidiaries, Net of Cash Distributions	1,599	1,032
Impairment of Investment in Partnership	—	1,804
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(13,437)	(5,927)
Other	7,958	6,628
Change in:
Hedging Collateral Deposits	(244)	(3,742)
Receivables and Unbilled Utility Revenue	(67,882)	(98,914)
Gas Stored Underground and Materials and Supplies	2,839	20,971
Unrecovered Purchased Gas Costs	—	10,992
Prepayments and Other Current Assets	17,859	14,958
Accounts Payable	11,408	3,705
Amounts Payable to Customers	(11,310)	1,962
Customer Advances	6,098	(2,924)
Customer Security Deposits	2,135	1,354
Other Accruals and Current Liabilities	(13,536)	29,053
Other Assets	16,967	12,560
Other Liabilities	(22,667)	(6,217)

Net Cash Provided by Operating Activities	$68,333	$100,144

Investing Activities:
Capital Expenditures	($62,135)	($84,268)
Investment in Partnership	(70)	—
Other	(247)	(632)

Net Cash Used in Investing Activities	($62,452)	($84,900)

Financing Activities:
Change in Notes Payable to Banks and Commercial Paper	$—	$66,000
Excess Tax Benefits Associated with Stock-Based Compensation Awards	13,437	5,927
Dividends Paid on Common Stock	(26,967)	(25,714)
Proceeds From Issuance of Common Stock	3,997	6,989

Net Cash Provided by (Used in) Financing Activities	($9,533)	$53,202

Net Increase (Decrease) in Cash and Temporary Cash Investments	(3,652)	68,446
Cash and Temporary Cash Investments at Beginning of Period	408,053	68,239

Cash and Temporary Cash Investments at December 31	$404,401	$136,685

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
EXPLORATION AND PRODUCTION SEGMENT	2009	2008	Variance
Total Operating Revenues	$106,351	$96,712	$9,639

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	8,489	7,092	1,397
Lease Operating Expense	12,244	12,614	(370)
All Other Operation and Maintenance Expense	2,184	2,630	(446)
Property, Franchise and Other Taxes (Lease Operating Expense)	2,352	2,955	(603)
Depreciation, Depletion and Amortization	23,911	23,144	767
Impairment of Oil and Gas Producing Properties	—	182,811	(182,811)

	49,180	231,246	(182,066)

Operating Income (Loss)	57,171	(134,534)	191,705

Other Income (Expense):
Interest Income	153	1,389	(1,236)
Other Interest Expense	(7,868)	(8,814)	946

Income (Loss) Before Income Taxes	49,456	(141,959)	191,415
Income Tax Expense (Benefit)	19,677	(58,402)	78,079

Net Income (Loss)	$29,779	$(83,557)	$113,336

Net Income (Loss) Per Share (Diluted)	$0.36	$(1.04)	$1.40

	Three Months Ended
	December 31,
PIPELINE AND STORAGE SEGMENT	2009	2008	Variance
Revenues from External Customers	$34,504	$35,267	$(763)
Intersegment Revenues	20,257	20,837	(580)

Total Operating Revenues	54,761	56,104	(1,343)

Operating Expenses:
Purchased Gas	(63)	14	(77)
Operation and Maintenance	17,032	16,147	885
Property, Franchise and Other Taxes	5,109	4,239	870
Depreciation, Depletion and Amortization	8,839	7,853	986

	30,917	28,253	2,664

Operating Income	23,844	27,851	(4,007)

Other Income (Expense):
Interest Income	31	13	18
Other Income	98	2,787	(2,689)
Other Interest Expense	(6,596)	(3,667)	(2,929)

Income Before Income Taxes	17,377	26,984	(9,607)
Income Tax Expense	7,023	9,808	(2,785)

Net Income	$10,354	$17,176	$(6,822)

Net Income Per Share (Diluted)	$0.13	$0.21	$(0.08)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
UTILITY SEGMENT	2009	2008	Variance

Revenues from External Customers	$232,404	$349,637	$(117,233)
Intersegment Revenues	4,514	4,553	(39)

Total Operating Revenues	236,918	354,190	(117,272)

Operating Expenses:
Purchased Gas	127,391	241,896	(114,505)
Operation and Maintenance	44,987	49,614	(4,627)
Property, Franchise and Other Taxes	10,735	11,126	(391)
Depreciation, Depletion and Amortization	9,919	9,723	196

	193,032	312,359	(119,327)

Operating Income	43,886	41,831	2,055

Other Income (Expense):
Interest Income	718	796	(78)
Other Income	270	275	(5)
Other Interest Expense	(8,724)	(6,066)	(2,658)

Income Before Income Taxes	36,150	36,836	(686)
Income Tax Expense	13,137	14,748	(1,611)

Net Income	$23,013	$22,088	$925

Net Income Per Share (Diluted)	$0.28	$0.28	$—

	Three Months Ended
	December 31,
ENERGY MARKETING SEGMENT	2009	2008	Variance

Operating Revenues	$71,736	$115,007	$(43,271)

Operating Expenses:
Purchased Gas	68,603	112,450	(43,847)
Operation and Maintenance	1,334	1,468	(134)
Property, Franchise and Other Taxes	9	7	2
Depreciation, Depletion and Amortization	11	11	—

	69,957	113,936	(43,979)

Operating Income	1,779	1,071	708

Other Income (Expense):
Interest Income	6	3	3
Other Income	16	43	(27)
Other Interest Expense	(6)	(135)	129

Income Before Income Taxes	1,795	982	813
Income Tax Expense	703	383	320

Net Income	$1,092	$599	$493

Net Income Per Share (Diluted)	$0.01	$0.01	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
ALL OTHER	2009	2008	Variance

Revenues from External Customers	$11,805	$10,325	$1,480
Intersegment Revenues	—	2,322	(2,322)

Total Operating Revenues	11,805	12,647	(842)

Operating Expenses:
Purchased Gas	1,497	1,960	(463)
Operation and Maintenance	5,735	9,532	(3,797)
Property, Franchise and Other Taxes	384	365	19
Depreciation, Depletion and Amortization	2,101	1,438	663

	9,717	13,295	(3,578)

Operating Income (Loss)	2,088	(648)	2,736

Other Income (Expense):
Income from Unconsolidated Subsidiaries	401	1,118	(717)
Impairment of Investment in Partnership	—	(1,804)	1,804
Interest Income	29	249	(220)
Other Income	28	1	27
Other Interest Expense	(542)	(773)	231

Income (Loss) Before Income Taxes	2,004	(1,857)	3,861
Income Tax Expense (Benefit)	838	(989)	1,827

Net Income (Loss)	$1,166	$(868)	$2,034

Net Income (Loss) Per Share (Diluted)	$0.01	$(0.01)	$0.02

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
CORPORATE	2009	2008	Variance

Revenues from External Customers	$211	$215	$(4)
Intersegment Revenues	538	1,003	(465)

Total Operating Revenues	$749	$1,218	$(469)

Operating Expenses:
Operation and Maintenance	3,160	2,918	242
Property, Franchise and Other Taxes	70	70	—
Depreciation, Depletion and Amortization	174	173	1

	3,404	3,161	243

Operating Loss	(2,655)	(1,943)	(712)

Other Income (Expense):
Interest Income	22,682	20,984	1,698
Other Income	(56)	1,774	(1,830)
Interest Expense on Long-Term Debt	(22,063)	(18,056)	(4,007)
Other Interest Expense	(113)	(1,712)	1,599

Income (Loss) Before Income Taxes	(2,205)	1,047	(3,252)
Income Tax Benefit	(1,300)	(837)	(463)

Net Income (Loss)	$(905)	$1,884	$(2,789)

Net Income (Loss) Per Share (Diluted)	$(0.01)	$0.02	$(0.03)

	Three Months Ended
	December 31,
INTERSEGMENT ELIMINATIONS	2009	2008	Variance

Intersegment Revenues	$(25,309)	$(28,715)	$3,406

Operating Expenses:
Purchased Gas	(24,641)	(27,587)	2,946
Operation and Maintenance	(668)	(1,128)	460

	(25,309)	(28,715)	3,406

Operating Income	—	—	—

Other Income (Expense):
Interest Income	(22,465)	(21,542)	(923)
Other Interest Expense	22,465	21,542	923

Net Income	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended
	December 31,
	(Unaudited)
					Increase
	2009		2008		(Decrease)
Capital Expenditures:
Exploration and Production	$47,737	(1)(2)	$86,410	(3)	$(38,673)
Pipeline and Storage	6,987		19,501	(4)	(12,514)
Utility	11,952		13,589		(1,637)
Energy Marketing	4		2		2

Total Reportable Segments	66,680		119,502		(52,822)
All Other	986	(2)	52		934
Corporate	27		31		(4)
Eliminations	—		(344)		344

Total Capital Expenditures	$67,693		$119,241		$(51,548)

(1)	Amount for the three months ended December 31, 2009 includes $15.4 million of accrued capital expenditures, the majority of which was in the Appalachian region. This amount has been excluded from the Consolidated Statement of Cash Flows at December 31, 2009 since it represents a non-cash investing activity at that date.

(2)	Capital expenditures for the Exploration and Production segment for the three months ended December 31, 2009 exclude $9.1 million of capital expenditures, the majority of which was in the Appalachian region. Capital expenditures for All Other for the three months ended December 31, 2009 exclude $0.7 million of capital expenditures related to the construction of the Midstream Covington Gathering System. Both of these amounts were accrued at September 30, 2009 and paid during the three months ended December 31, 2009. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2009 since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2009.

(3)	Amount for the three months ended December 31, 2008 includes $51.7 million of accrued capital expenditures, the majority of which was for lease acquisitions in the Appalachian region. This amount has been excluded from the Consolidated Statement of Cash Flows at December 31, 2008 since it represents a non-cash investing activity at that date.

(4)	Amount for the three months ended December 31, 2008 excludes $16.8 million of capital expenditures related to the Empire Connector project accrued at September 30, 2008 and paid during the three months ended December 31, 2008. This amount was excluded from the Consolidated Statement of Cash Flows at September 30, 2008 since it represented a non-cash investing activity at that date. The amount has been included in the Consolidated Statement of Cash Flows at December 31, 2008.
DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended December 31	Normal	2009	2008	Normal	Last Year
Buffalo, NY	2,260	2,246	2,313	(0.6)	(2.9)
Erie, PA	2,081	2,048	2,067	(1.6)	(0.9)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended
	December 31,
			Increase
	2009	2008	(Decrease)
Gas Production/Prices:
Production (MMcf)
Gulf Coast	2,690	1,746	944
West Coast	997	1,022	(25)
Appalachia	2,801	1,851	950

Total Production	6,488	4,619	1,869

Average Prices (Per Mcf)
Gulf Coast	$4.84	$7.04	$(2.20)
West Coast	4.64	5.02	(0.38)
Appalachia	5.07	8.53	(3.46)
Weighted Average	4.91	7.19	(2.28)
Weighted Average after Hedging	6.30	8.90	(2.60)

Oil Production/Prices:
Production (Thousands of Barrels)
Gulf Coast	146	128	18
West Coast	684	682	2
Appalachia	11	15	(4)

Total Production	841	825	16

Average Prices (Per Barrel)
Gulf Coast	$72.78	$56.19	$16.59
West Coast	70.32	48.01	22.31
Appalachia	84.05	69.06	14.99
Weighted Average	70.94	49.66	21.28
Weighted Average after Hedging	74.53	64.34	10.19

Total Production (MMcfe)	11,534	9,569	1,965

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.74	$0.74	$—
Lease Operating Expense per Mcfe (1)	$1.27	$1.63	$(0.36)
Depreciation, Depletion & Amortization per Mcfe (1)	$2.07	$2.42	$(0.35)

(1)	Refer to page 13 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Hedging Summary for the Remaining Nine Months of Fiscal 2010

SWAPS	Volume	Average Hedge Price
Oil	1.4 MMBBL	$74.63 / BBL
Gas	11.7 BCF	$6.90 / MCF
Hedging Summary for Fiscal 2011

SWAPS	Volume	Average Hedge Price
Oil	0.9 MMBBL	$68.72 / BBL
Gas	12.6 BCF	$7.22 / MCF
Hedging Summary for Fiscal 2012

SWAPS	Volume	Average Hedge Price
Oil	0.3 MMBBL	$62.95 / BBL
Gas	8.8 BCF	$7.49 / MCF
Gross Wells in Process of Drilling
Quarter Ended December 31, 2009

			East
			Marcellus	Upper	Total
	Gulf	West	Shale	Devonian	Company
Wells in Process — Beginning of Period
Exploratory	0.00	0.00	25.00	22.00	47.00
Developmental	0.00	0.00	3.00	68.00	71.00
Wells Commenced
Exploratory	0.00	0.00	11.00	5.00	16.00
Developmental	0.00	11.00	0.00	31.00	42.00
Wells Completed
Exploratory	0.00	0.00	1.00	3.00	4.00
Developmental	0.00	10.00	2.00	41.00	53.00
Wells Plugged & Abandoned
Exploratory	0.00	0.00	0.00	0.00	0.00
Developmental	0.00	0.00	0.00	2.00	2.00
Wells in Process — End of Period
Exploratory	0.00	0.00	35.00	24.00	59.00
Developmental	0.00	1.00	1.00	56.00	58.00
Net Wells in Process of Drilling
Quarter Ended December 31, 2009

			East
			Marcellus	Upper	Total
	Gulf	West	Shale	Devonian	Company
Wells in Process — Beginning of Period
Exploratory	0.00	0.00	19.50	20.00	39.50
Developmental	0.00	0.00	2.00	67.00	69.00
Wells Commenced
Exploratory	0.00	0.00	8.00	5.00	13.00
Developmental	0.00	9.36	0.00	31.00	40.36
Wells Completed
Exploratory	0.00	0.00	1.00	2.00	3.00
Developmental	0.00	8.36	1.50	41.00	50.86
Wells Plugged & Abandoned
Exploratory	0.00	0.00	0.00	0.00	0.00
Developmental	0.00	0.00	0.00	2.00	2.00
Wells in Process — End of Period
Exploratory	0.00	0.00	26.50	23.00	49.50
Developmental	0.00	1.00	0.50	55.00	56.50

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
Pipeline & Storage Throughput — (millions of cubic feet — MMcf)

	Three Months Ended
	December 31,
			Increase
	2009	2008	(Decrease)
Firm Transportation — Affiliated	30,176	33,735	(3,559)
Firm Transportation — Non-Affiliated	50,463	68,518	(18,055)
Interruptible Transportation	755	1,619	(864)

	81,394	103,872	(22,478)

Utility Throughput — (MMcf)

	Three Months Ended
	December 31,
			Increase
	2009	2008	(Decrease)
Retail Sales:
Residential Sales	16,824	18,166	(1,342)
Commercial Sales	2,490	2,911	(421)
Industrial Sales	158	143	15

	19,472	21,220	(1,748)
Off-System Sales	356	512	(156)
Transportation	17,061	17,473	(412)

	36,889	39,205	(2,316)

Energy Marketing Volumes

	Three Months Ended
	December 31,
			Increase
	2009	2008	(Decrease)
Natural Gas (MMcf)	14,101	13,136	965

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2010 EARNINGS GUIDANCE AND SENSITIVITY

Earnings per share sensitivity to changes
Fiscal 2010 (Diluted earnings per share guidance*)		from prices used in guidance* ^
		$1 change per MMBtu gas		$5 change per Bbl oil
	Earnings Range	Increase	Decrease	Increase	Decrease
Consolidated Earnings	$2.40 - $2.70	+ $0.06	- $0.06	+ $0.04	- $0.04

*	Please refer to forward looking statement footnote beginning at page 6 of this document.

^	This sensitivity table is current as of February 5, 2010 and only considers revenue from the Exploration and Production segment’s crude oil and natural gas sales. This revenue is based upon pricing used in the Company’s earnings forecast. For its fiscal 2010 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $5 per MMBtu for natural gas and $75 per Bbl for crude oil. The sensitivities will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended December 31 (unaudited)	2009	2008
Operating Revenues	$457,011,000	$607,163,000

Net Income (Loss) Available for Common Stock	$64,499,000	$(42,678,000)

Earnings (Loss) Per Common Share:
Basic	$0.80	$(0.54)

Diluted	$0.78	$(0.53)

Weighted Average Common Shares:
Used in Basic Calculation	80,612,303	79,289,005

Used in Diluted Calculation	82,172,649	80,167,893

Twelve Months Ended December 31 (unaudited)
Operating Revenues	$1,907,701,000	$2,439,256,000

Net Income Available for Common Stock	$207,885,000	$155,446,000

Earnings Per Common Share:
Basic	$2.60	$1.91

Diluted	$2.56	$1.87

Weighted Average Common Shares:
Used in Basic Calculation	79,983,513	81,217,898

Used in Diluted Calculation	81,156,966	83,112,216